UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2006

BLOCKBUSTER INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-15153	52-1655102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street Dallas, Texas	75270
(Address of principal executive offices)	(Zip Code)

(214) 854-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 25, 2006, Blockbuster’s Board of Directors approved an increase in the annual base salary of Mr. Nicholas P. Shepherd, Executive Vice President and President, Blockbuster North America, from $565,000 per year to $625,000 per year. The Board’s determination was based on the recommendation of Blockbuster’s Compensation Committee and was made in connection with the company’s periodic review of executive officer salaries in light of job responsibilities, personal performance and other factors.

Item 5.02(d) Election of Directors

Based on the recommendation of Blockbuster’s Nominating/Corporate Governance Committee, Blockbuster’s Board of Directors elected Mr. Jules Haimovitz to serve on the Board, effective as of May 25, 2006. Mr. Haimovitz filled the vacancy left by the resignation of former director John Muething. Mr. Haimovitz currently serves as Vice Chairman and Managing Partner of Dick Clark Productions Inc., a producer of programming for television, cable networks and syndicators. Mr. Haimovitz has been appointed as a member of Blockbuster’s Compensation Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCKBUSTER INC.

Dated: June 1, 2006	By:	/s/ Bryan J. Pechersky
Bryan J. Pechersky Vice President and Secretary